Exhibit 3.1(ii)
                      ARTICLES OF AMENDMENT
                              TO THE
                    ARTICLES OF INCORPORATION
                                OF
                      THRUST RESOURCES, INC.

     Pursuant to the provisions of the Utah Business Corporation Act, the undersigned Corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

     FIRST:  The name of the Corporation is Thrust Resources, Inc.

     SECOND: The following amendment to the Articles of Incorporation was duly adopted by the shareholders of the Corporation:

     Article IV of the Articles of Incorporation is hereby amended to read as follows:
                           "ARTICLE IV
                          CAPITALIZATION

     The Corporation shall have authority to issue 500,000,000 common shares, all of which have $.0001 par value. Each share shall have equal rights as to voting and in the event of dissolution or liquidation."

     THIRD: The foregoing Amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on the 9th day of August, 1982, in the manner prescribed by the laws of the State of Utah.

     FOURTH: The number of shares outstanding on the above date was 2,835,820 common shares. The number of shares entitled to vote thereon was 2,835,820 common shares.

     FIFTH: The number of common shares voted for the Amendment was 2,835,820 and the number of common shares voted against the Amendment were none.

     SIXTH: No other class of shares was entitled to vote thereon as a class.

     SEVENTH: The manner in which any exchange, reclassification or cancellation of issued and outstanding shares provided for herein shall be effected is as follows: Each currently outstanding share, par value $.001, will be exchanged for 5 new shares, $.0001 par value, upon surrender of the certificates therefor.

     DATED this 9th day of August, 1982.
                                   By/s/James Liley
                                   Its President

                                   By/s/
                                   Its Secretary
STATE OF UTAH       )
                   :  ss.
COUNTY OF SALT LAKE )

     On the 9th day of August, 1982, personally appeared before me James M. Liley who being first duly sworn declared that he is the President of Thrust Resources, Inc., a Utah corporation, and that he signed the foregoing instrument as President of the Corporation and that the statements contained therein are true.


                                   /s/Kathleen Jones
                                   NOTARY PUBLIC
                                   Residing at Bountiful,  Utah
My Commission Expires:

6/1/84